Exhibit 21.2

Puget Sound Energy, Inc.

SUBSIDIARIES

1.	GP Acquisition Corp.
c/o James W. Eldredge
10885 N.E. Fourth Street, Suite 1200
Bellevue, Washington 98004-5515

2.	Hydro Energy Development Corporation (HEDC)
10885 N.E. Fourth Street, Suite 1200
Bellevue, Washington 98004-5515

3.	LP Acquisition Corp.
c/o James W. Eldredge
10885 N.E. Fourth Street, Suite 1200
Bellevue, Washington 98004-5515

4.	Puget Western, Inc.
19515 North Creek Parkway
Suite 310
Bothell, Washington 98011

5.	WNG CAP I, Inc.
c/o James W. Eldredge
10885 N.E. Fourth Street, Suite 1200
Bellevue, Washington 98004-5515

6.	Rainier Receivables, Inc.
c/o James W. Eldredge
10885 N.E. Fourth Street, Suite 1200
Bellevue, Washington 98004-5515